UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 25, 2014

Tyson Foods, Inc.
(Exact name of Registrant as specified in its charter)
Delaware
(State of incorporation or organization)
001-14704
(Commission File Number)

71-0225165
(IRS Employer Identification No.)

2200 Don Tyson Parkway, Springdale, AR 72762-6999
(479) 290-4000
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

Not applicable
(Former name, former address and former fiscal year, if applicable)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 25, 2014, Tyson Foods, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank plc, CoBank, ACB, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, Morgan Stanley Senior Funding, Inc. and RBC Capital Markets, as joint lead arrangers and joint bookrunners, Bank of America, N.A. and Barclays Bank plc, as syndication agents, and CoBank, ACB, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, Morgan Stanley Senior Fundsing, Inc. and RBC Capital Markets, as documentation agents.  The Credit Agreement provides for an unsecured revolving credit line of $1.25 billion (of which $500 million is available for letters of credit). The Credit Agreement replaced the Company’s $1.0 billion revolving credit agreement dated August 9, 2012.

The Credit Agreement is scheduled to mature, and the commitments thereunder will terminate, on September 25, 2019.

Outstanding borrowings under the Credit Agreement will accrue interest at an annual rate of interest equal to (a) the Eurocurrency rate plus the applicable spread or (b) the alternate base rate plus the applicable spread, each as described below. The applicable spread will be the percentage described in the following chart that corresponds to the Company's corporate credit rating (or Credit Agreement rating, if available) from S&P, Moody's or Fitch, as applicable.

Ratings Level	Facility Fee Rate	Eurocurrency Spread	ABR Spread
Level 1 A-/A3/A- or above	0.100%	0.900%	0.000%
Level 2 BBB+/Baa1/BBB+	0.125%	1.000%	0.000%
Level 3 BBB/Baa2/BBB	0.150%	1.100%	0.100%
Level 4 BBB-/Baa3/BBB-	0.200%	1.300%	0.300%
Level 5 BB+/Ba1/BB+ or lower or no Rating	0.250%	1.500%	0.500%

In the event the rating levels are split, the applicable spreads will be based upon the rating level in effect for two of the rating agencies, or, if all three rating agencies have different rating levels, the applicable spreads will be based upon the rating level that is between the rating levels of the other two rating agencies.

The Company will pay a commission on letters of credit issued under the Credit Agreement at a rate equal to the applicable spread for loans based upon the Eurocurrency rate, as well as fronting fees for letters of credit set forth in a fronting fee agreement between any issuing lender and the Company.  The Company has agreed to pay certain other fees with respect to the Credit Agreement, including facility fees based on the lenders' commitments at the rates depicted in the above table and customary annual administration fees.

If at any time the Company's outstanding borrowings under the Credit Agreement (including outstanding letters of credit) exceed the aggregate revolving commitments as in effect at such time, the Company will be required to prepay an amount equal to such excess, unless the aggregate revolving and swingline borrowings are less than such excess, in which case the Company is required to deposit cash equal to such excess in an account maintained by the Administrative Agent.

Subject to certain conditions and restrictions, the Credit Agreement allows the Company to voluntarily reduce from time to time the amount of the revolving commitments and to prepay the loans. The Credit Agreement also, subject to certain conditions and restrictions, allows the Company to request from time to time increases in the amount of the revolving commitments in an amount not to exceed $500 million.

The Credit Agreement contains affirmative and negative covenants that, among other things, limit or restrict the Company's ability (as well as those of the Company's subsidiaries) to: create liens and encumbrances; incur debt; merge, dissolve, liquidate or consolidate; dispose of or transfer assets; change the nature of the Company's business; engage in certain transactions with affiliates; and enter into hedging transactions, in each case, subject to certain qualifications and exceptions.

In addition, the Company will be required to maintain minimum interest expense coverage and maximum debt to capitalization ratios.

The Company's indebtedness, obligations and liabilities under the Credit Agreement are unconditionally guaranteed jointly and severally by the Company and Tyson Fresh Meats, Inc., a wholly-owned subsidiary of the Company. If in the future any other subsidiary of the Company shall guarantee any material indebtedness of the Company, such subsidiary shall also be required to guarantee the Company's indebtedness, obligations and liabilities under the Credit Agreement.

The Credit Agreement contains customary events of default such as non-payment of obligations under the Credit Agreement, violation of affirmative or negative covenants, material inaccuracy of representations, defaults under other material debt, bankruptcy or insolvency, ERISA and judgment defaults, change of control, and failure of the guarantee to remain in full force and effect.

The foregoing description of the Credit Agreement is summary in nature and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03.

Item 9.01. Financial Statements and Exhibits
(d)    Exhibits
Exhibit
Number        Description

10.1
Credit Agreement, dated as of September 25, 2014, among Tyson Foods, Inc., the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank plc, CoBank, ACB, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, Morgan Stanley Senior Funding, Inc. and RBC Capital Markets, as joint lead arrangers and joint bookrunners, Bank of America, N.A. and Barclays Bank plc, as syndication agents, and CoBank, ACB, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, Morgan Stanley Senior Fundsing, Inc. and RBC Capital Markets, as documentation agents

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

Date: September 29, 2014        By:    /s/ Dennis Leatherby
Name:    Dennis Leatherby
Title:    Executive Vice President and
Chief Financial Officer